As filed with the Securities and Exchange Commission on August 20, 2021

Registration Statement No. 333-258272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1950534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7681 East Gray Road

Scottsdale, Arizona 85260

(480) 947-0001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred W. Wagenhals

President and Chief Executive Officer

7681 East Gray Road

Scottsdale, Arizona 85260

(480) 947-0001

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Adele Hogan, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	12,390,411		$7.28	$90,202,192.08	$9,841.06
Common Stock, $0.001 par value per share, issuable upon exercise of the Warrants	1,337,830	(3)	$7.28	$9,739,402.4	$1,062.57

Total	13,728,241		-	$99,941,594.48	$10,903.63	(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined on the cover page of the prospectus) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act of 1933, as amended, using the average high ($7.12) and low prices ($7.44) of the common stock on the Nasdaq Capital Market on August 13, 2021. Shares offered hereunder may be sold by the Selling Shareholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)

Represents the maximum number of shares of Common Stock that the Company expects could be issuable upon the exercise of they Warrants (ap defined below), all of which were acquired by the Selling Shareholders.

(4)	$10,574.13 previously paid. The fee is calculated by multiplying the aggregate offering amount by 0.0001091 pursuant to Section 6(b) of the Securities Act

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 20, 2021.

PROSPECTUS

AMMO, INC.

13,728,241 Shares of Common Stock

Pursuant to this prospectus, the selling shareholders identified herein (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”) are offering on a resale basis, up to 13,728,241 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholders identified in this prospectus under “Selling Shareholders” (the “Offering”). This amount consists of: (i) 10,000,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to the Merger Agreement (as defined below) dated as of April 30, 2021; (ii) 1,228,000 shares of Common Stock issued to thirty-six (36) selling Shareholders pursuant to those certain Subscription Agreements entered into in connection with a 2017 friends and family financing; (iii) 408,411 shares of Common Stock issued to five (5) Selling Shareholders pursuant to the Company’s Registration Statement on filed with the Securities and Exchange Commission (“SEC”) on February 17, 2021; (iv) 450,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to a Services Agreement between the Company and Trending Equities Corp., dated as of May 16, 2021; (v) 50,000 shares of Common Stock assigned by Trending Equities to Privateco LLC; (vi) 250,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to a Consulting Agreement between the Company and White Bear Group LLC, dated as of May 1, 2021; (vii) 162,830 shares of Common Stock underlying warrants issued to two (2) Selling Shareholders pursuant to the Company’s Registration Statement on Form S-3 filed with the SEC on February 17, 2021 (the “February 2021 Warrants”); and (viii) 1,175,000 shares of Common Stock underlying warrants issued to one (1) Selling Shareholder pursuant to a Soliciting Agent Agreement between the Company and Paulson Investment Company, LLC, dated as of December 21, 2020 (the “December 2020 Warrants,” and together with the February 2021 Warrants, the “Warrants”). We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

On April 30, 2021, the Company entered into an agreement and plan of merger (the “Merger Agreement”), by and among the Company, SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), Gemini Direct Investments, LLC, a Nevada limited liability company (“Gemini”), and Steven F. Urvan, an individual, whereby Sub merged with and into Gemini, with Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the terms and conditions set forth in that certain Investor Rights Agreement dated as of April 30, 2021, and entered into in connection with the Merger Agreement, we agreed to file with the SEC a shelf registration statement covering resales of certain of the shares issued pursuant to the Merger Agreement, which shares were issued to Mr. Urvan in a private transaction. This prospectus forms a part of a registration statement filed by us as required by the Investor Rights Agreement.

The Selling Shareholders may sell the Shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “POWW”. On August 19, 2021, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $7.12 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on behalf of the Selling Shareholders to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Shareholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Ammo,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Ammo, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

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Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 6, the financial statements and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Our Business

We are a designer, producer, and marketer of performance-driven, high-quality ammunition and ammunition component products for sale to a variety of consumers, including sport and recreational shooters, hunters, individuals seeking home or personal protection, manufacturers and law enforcement and military agencies. We also own an online auction site supporting the lawful sale of firearms, ammunition and hunting/shooting accessories. To enhance the strength of our brands and drive product demand, we emphasize product innovation and technology to improve the performance, quality, and affordability of our products while providing support to our distribution channel and consumers. We seek to sell products at competitive prices that compete with high-end, custom, hand-loaded ammunition at competitive prices. Additionally, through our ammunition casing manufacturing and sales operations (“Jagemann Munition Components” or “JMC”) we sell ammunition casings products of various types. We emphasize an American heritage by using predominantly American-made components and raw materials in our products that are produced, inspected, and packaged at our facilities in Payson, Arizona and Manitowoc, Wisconsin.

Our production processes focus on safety, consistency, precision, and cleanliness. Each round is developed for a specific purpose with a focus on a proper mix of consistency, velocity, accuracy, and recoil. Each round is chamber gauged and inspected with redundant seven-step quality control processes.

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GunBroker.com is our online auction site. In its role as our auction site, GunBroker.com serves as the listing service and provides for the exchange of information in a secure manner supporting the third-party listing, sale and lawful purchase of firearms, ammunition and accessories connecting over 6.6 million registered users.

Competition

The ammunition and ammunition casing industry is dominated by a small number of companies, a number of which are divisions of large public companies. We compete primarily on the quality, reliability, features, performance, brand awareness, and price of our products. Our primary competitors include Federal Premium Ammunition, Remington Arms, the Winchester Ammunition division of Olin Corporation, and various smaller manufacturers and suppliers, including Black-Hills Ammunition, CBC Group, Fiocchi Ammunition, Hornady Manufacturing Company, PMC, Rio Ammunition, and Wolf.

Our Growth Strategy

Our goal is to enhance our position as a designer, producer, and marketer of ammunition products via our manufacturing and related sales operations, while simultaneously enhancing the GunBroker.com brand and leverage the information technologies platform to develop additional complimentary sales channels. Key elements of our strategy to achieve this goal are as follows:

Design, Produce, and Market Innovative, Distinctive, Performance-Driven, High-Quality Ammunition and Ammunition Components

We are focused on designing, producing, and marketing innovative, distinctive, performance-driven, high-quality products that appeal to retailers, manufacturers, and consumers that will enhance our users’ shooting experiences. Our ongoing research and development activities; our safe, consistent, precision, and clean production processes; and our multi-faceted marketing programs are critical to our success.

Continue to Strengthen Relationships with Channel Partners and Retailers

We continue to strive to strengthen our relationships with our current distributors, dealers, manufactures, and mass market and specialty retailers and to attract additional distributors, dealers, retailers, and manufacturers. The success of our efforts depends on the innovation, distinctive features, quality, and performance of our products; the attractiveness of our packaging; the effectiveness of our marketing and merchandising programs; and the effectiveness of our customer support.

Emphasis on Customer Satisfaction and Loyalty

We plan to continue to emphasize customer satisfaction and loyalty by offering innovative, distinctive, high-quality products on a timely and cost-attractive basis and by offering effective customer service. We regard the features, quality, and performance of our products as the most important components of our customer satisfaction and loyalty efforts, but we also rely on customer service and support.

Continuously Improving Operations

We plan to continue to emphasize customer satisfaction and loyalty by offering innovative, distinctive, high-quality products on a timely and cost- attractive basis and by offering effective customer service, training, and support. We regard the features, quality, and performance of our products as the most important components of our customer satisfaction and loyalty efforts, but we also rely on customer service and support.

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Enhance Market Share, Brand Recognition, and Customer Loyalty

We strive to enhance our market share, brand recognition, and customer loyalty. Industry sources estimate that 70 to 80 million people in the United States own more than approximately 393 million firearms creating a large installed base for our ammunition products. We are focusing on the premium segment of the market through the quality, distinctiveness, and performance of our products; the effectiveness of our marketing and merchandising efforts; and the attractiveness of our competitive pricing strategies.

Pursue Synergetic Strategic Acquisitions and Relationships

We intend to pursue strategic acquisitions and develop strategic relationships designed to enable us to expand our technology and knowhow, expand our product offerings, strengthen and expand our supply chain, enhance our production process, expand our marketing and distribution, and attract new customers.

Our Offices

We maintain our principal executive offices at 7681 East Gray Road, Scottsdale, Arizona 85260. Our telephone number is (480) 947-0001. Our website is www.ammoinc.com. The information contained on our website as that can be assessed through our website does not constitute part of this prospectus.

Recent Developments

On March 16, 2021, we announced the closing of an underwritten public offering of 23 million newly-issued shares of Common Stock at a price to the public of $5.00 per share. The closing included the full exercise of the underwriters’ over-allotment option to purchase 3 million shares of Common Stock at the public offering price, for gross proceeds to the Company of $115 million, prior to deducting offering expenses, commissions and underwriting discounts.

On May 21, 2021, we closed an underwritten public offering of 1,097,200 newly issued shares of our 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) at a price to the public of $25.00 per share. The offering resulted in gross proceeds to the Company of $27,430,000, prior to deducting offering expenses, commissions and underwriting discounts. On May 25, 2021, the underwriter exercised its previously announced over-allotment option to purchase 164,580 shares of Series A Preferred Stock pursuant to that certain Underwriting Agreement dated May 19, 2021, by and between us and Alexander Capital, L.P., as representative of the several underwriters identified therein. We closed the exercise of the over-allotment on May 27, 2021. The gross proceeds from the exercise of the over-allotment option were $4,114,500, before deducting underwriting discounts and commissions.

On May 25, 2021, we entered into an underwriting agreement with Alexander Capital, L.P. relating to a firm commitment public offering of 138,220 newly issued shares of our Series A Preferred Stock at a public offering price of $25.00 per share. The closing of the offering took place on May 27, 2021. The gross proceeds to use from the sale of 138,220 shares of Series A Preferred Stock, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, were $3,455,500. The total net proceeds from the two Series A Preferred Stock offerings in May 2021 was $32,940,000.

Acquisitions

On April 30, 2021 (the “Effective Date”), the Company entered into an agreement and plan of merger (the “Merger Agreement”), by and among the Company, SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), Gemini Direct Investments, LLC, a Nevada limited liability company (“Gemini”), and Steven F. Urvan, an individual (the “Seller”), whereby Sub merged with and into Gemini, with Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). At the time of the Merger, Gemini had nine (9) subsidiaries, all of which are related to Genimi’s ownership of the gunbroker.com business. Gunbroker.com is a large on-line auction marketplace dedicated to firearms, hunting, shooting and related products. The Merger was completed on the Effective Date.

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In consideration of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, on the Effective Date, (i) the company assumed an aggregate amount of indebtedness of Gemini and its subsidiaries equal to $50,000,000 (the “Assumed Indebtedness”) and (ii) the issued and outstanding membership interests in Gemini (the “Membership Interests”), held by the Seller, automatically converted into the right to receive (A) $50,000,000 (the “Cash Consideration”) and (B) 20,000,000 shares of the Company’s common stock (the “Stock Consideration”).

In connection with the Merger Agreement, the Company and the Seller agreed that the Stock Consideration consisted of: (a) 14,500,000 shares issued without being held in escrow or requiring prior stockholder approval, (b) 4,000,000 shares issued subject to that certain Pledge and Escrow Agreement entered into pursuant to the Merger Agreement (the “Pledged Securities”), and (c) 1,500,000 shares that will not be issued prior to the Company obtaining stockholder approval for the issuance (the “Additional Issuance”).

On the Effective Date, in connection with the Merger Agreement, the company and the Seller entered into a Lock-Up Agreement, pursuant to which the Pledged Securities shall not be sold or transferred by the Seller without the prior written consent of the Company until the Pledged Securities are released pursuant to the terms of the Pledge and Escrow Agreement.

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Voting Rights Agreement (the “Voting Rights Agreement”), whereby for a period of six months following the Effective Date, the Seller: (i) agreed to vote in favor of approving the implementation of a staggered board of directors at the next annual meeting of the Company; (ii) will not vote any securities in favor of, or consent to, and will vote his 18.5 million shares of the Company’s common stock to which he has voting rights, to vote against and not consent to, the approval of a proxy fight either individually or as part of a group for Schedule 13D or 13G purposes that would result in one-third of the current officers and one-third of the current directors being replaced; and (iii) appointed the Company as his attorney-in-fact and proxy with full power of substitution, for and in his name, to vote in the manner contemplated by the Voting Rights Agreement.

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Standstill Agreement (the “Standstill Agreement”), whereby during the period beginning on the Effective Date and ending on the one (1) year anniversary of the Effective Date (the “Standstill Period”), the Seller will not, among other things, make, effect, initiate, cause or participate in (i) any acquisition of any securities of the Company or any securities of any subsidiary or other affiliate or associate of the Company if such acquisition would result in the Seller and his affiliates and associates collectively beneficially owning twenty-five percent (25%) or more of the then issued and outstanding shares of common stock of the Company, (ii) any Company Acquisition Transaction (as this term is defined in the Standstill Agreement), or (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company.

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement requires the Company to use its commercially reasonable efforts to register 10 million shares of the Stock Consideration for resale on a registration statement to be filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), within ninety (90) days following the Effective Date. The Company also agreed in the Investor Rights Agreement to provide the Seller with demand registration rights in connection with the other shares received by the Seller as part of the Stock Consideration, including the Pledged Securities (to the extent released and delivered to the Seller in accordance with the terms of the Merger Agreement) and the Additional Securities (if issued in accordance with the terms of the Merger Agreement).

Appointment of New Director and Officer

On April 30, 2021, in connection with the closing of the Merger, Steven F. Urvan was appointed to the Company’s Board of Directors and elected to serve as the Company’s Chief Strategy Officer.

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THE OFFERING

Issuer	Ammo, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Shareholders	13,728,241 Shares (1)

Shares of Common Stock outstanding before the Offering	113,153,460 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	114,491,290 shares

Use of proceeds	We will not receive any proceeds from the resale of the Shares by the Selling Shareholders. All proceeds from the sale of our common stock pursuant to this prospectus will be for ethe accounts of the Selling Shareholders. We cannot precisely estimate the allocation of the net proceeds from any exercise of the warrants for cash. Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises, which is anticipated to be for general corporate purposes.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “POWW.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 6 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	This amount consists of: (i) 10,000,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to the Merger Agreement dated as of April 30, 2021; (ii) 1,228,000 shares of Common Stock issued to thirty-six (36) selling Shareholders pursuant to those certain Subscription Agreements entered into in connection with a 2017 friends and family financing; (iii) 408,411 shares of Common Stock issued to five (5) Selling Shareholders pursuant to the Company’s Registration Statement on filed with the SEC on February 17, 2021; (iv) 450,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to a Services Agreement between the Company and Trending Equities Corp., dated as of May 16, 2021; (v) 50,000 shares of Common Stock assigned by Trending Equities to Privateco LLC; (vi) 250,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to a Consulting Agreement between the Company and White Bear Group LLC, dated as of May 1, 2021; (vii) 162,830 shares of Common Stock underlying warrants issued to two (2) Selling Shareholders pursuant to the Company’s Registration Statement on Form S-3 filed with the SEC on February 17, 2021 (the “February 2021 Warrants”); and (viii) 1,175,000 shares of Common Stock underlying warrants issued to one (1) Selling Shareholder pursuant to a Soliciting Agent Agreement between the Company and Paulson Investment Company, LLC, dated as of December 21, 2020 (the “December 2020 Warrants,” and together with the February 2021 Warrants, the “Warrants”).

(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 113,153,460 shares outstanding as of August 18, 2021 and excludes the following:

●	2,987,999 shares of Common Stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $2.39 per share; and

●	3,309,420 shares of Common Stock reserved for future issuance under the Company’s Ammo, Inc. 2017 Equity Incentive Plan, as amended.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC on June 29, 2021 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to the Offering

You may lose all of your investment.

Investing in our Common Stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

The market price of our Common Stock may be highly volatile, you may not be able to resell your shares at or above the public offering price and you could lose all or part of your investment.

The trading price of our Common Stock may be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	issuance of our equity or debt securities, or disclosure or announcements relating thereto;

●	the lack of a meaningful, consistent and liquid trading market for our Common Stock;

●	additional shares of our Common Stock being sold into the market by us or our stockholders or the anticipation of such sales;

●	announcements by us or our competitors of significant events or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of companies in our industry;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	regulatory developments in the United States and foreign countries; and

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●	other events or factors, including those resulting from the impact of COVID-19 pandemic, war or incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

We do not intend to pay dividends on our Common Stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, any credit and security agreement that we may enter into in the future will likely contain covenants that will restrict our ability to pay dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.

Sales of a substantial number of shares of our Common Stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

An active trading market for our Common Stock may not be maintained.

Our Common Stock is currently traded on The Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our Common Stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and impair our ability to acquire other companies or technologies using our shares as consideration.

USE OF PROCEEDS

All proceeds from the resale of the Shares offered by this prospectus will belong to the Selling Shareholders. We will not receive any proceeds from the resale of the Shares by the Selling Shareholders.

We will receive proceeds from any cash exercise of the Warrants. If all such Warrants are fully exercised on a cash basis, we will receive gross cash proceeds of approximately $2,618,669. We expect to use the proceeds from the exercise of such Warrants, if any, for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. We currently do not have any arrangements or agreements for any acquisitions. We cannot precisely estimate the allocation of the net proceeds from any exercise of the warrants for cash. Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises. There is no assurance that the January Warrants will ever be exercised for cash.

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SELLING STOCKHOLDERS

This prospectus relates to the resale, from time to time, of up to 13,728,241 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), by the Selling Shareholders identified in this prospectus under “Selling Shareholders” (the “Offering”). This amount consists of: (i) 10,000,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to the Merger Agreement dated as of April 30, 2021; (ii) 1,228,000 shares of Common Stock issued to thirty-six (36) selling Shareholders pursuant to those certain Subscription Agreements entered into in connection with a 2017 friends and family financing; (iii) 408,411 shares of Common Stock issued to five (5) Selling Shareholders pursuant to the Company’s Registration Statement on filed with the SEC on February 17, 2021; (iv) 450,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to a Services Agreement between the Company and Trending Equities Corp., dated as of May 16, 2021; (v) 50,000 shares of Common Stock assigned by Trending Equities Corp. to Privateco LLC; (vi) 250,000 shares of Common Stock issued to one (1) Selling Shareholder pursuant to a Consulting Agreement between the Company and White Bear Group LLC, dated as of May 1, 2021; (vii) 162,830 shares of Common Stock underlying warrants issued to two (2) Selling Shareholders pursuant to the Company’s Registration Statement on Form S-3 filed with the SEC on February 17, 2021 (the “February 2021 Warrants”); and (viii) 1,175,000 shares of Common Stock underlying warrants issued to one (1) Selling Shareholder pursuant to a Soliciting Agent Agreement between the Company and Paulson Investment Company, LLC, dated as of December 21, 2020 (the “December 2020 Warrants,” and together with the February 2021 Warrants, the “Warrants”).

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

Except for Steven F. Urvan, who is currently serving as our Chief Strategy Officer and is a member of the Company’s Board of Directors, neither the Selling Shareholders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock beneficially owned by the Selling Shareholders as of the date hereof and the number of shares of Common Stock being offered by the Selling Shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Shareholders. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

The common stock being offered by the Selling Shareholders are those owned by the Selling Shareholders and those issuable to the Selling Shareholders, upon exercise of the Warrants. We are registering the shares of common stock in order to permit the Selling Shareholders to offer these shares for resale from time to time. Except for the investment in the shares of Common Stock the Selling Shareholders other than Mr. Urvan have not had any material relationship with us within the past three years.

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The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Shareholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of Common Stock and warrants, as of the date hereof. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Shareholders. The fourth column lists the number of shares of Common Stock underlying the Warrants to be sold pursuant to this prospectus and the fifth column lists the number of shares of Common Stock owned by each Selling Shareholder after the offering pursuant to this prospectus, assuming the sale of all shares of Common Stock offered hereby.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		% of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Maximum Number of shares of Common Stock underlying Warrants to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering
Steven F. Urvan	18,500,000	(1)		10,000,000		8,500,000
Mill City Ventures III LTD	140,000		*	140,000	-	-
Brandon Glickstein and Charles K Bortz	42,858		*	42,858	-	-
Ron Wiley	20,000		*	20,000	-	-
Evan Williams	57,140		*	57,140	-	-
Pinnacle Family Office Investment L.P.	148,413		*	148,413	-	-
Richard W. Baskerville Lvg Trust	-		*	-	103,306	-
Porter Partners, L.P.	-		*	-	59,524	-
James L. Adams	16,000		*	16,000	-	-
Adam Bloom	5,000		*	5,000	-	-
Robert Cerrito	30,000		*	30,000	-	-
Maninder Chatha	20,000		*	20,000	-	-
Anthony Robert D’Amico	11,000		*	11,000	-	-
Jimmie D Dixon Jr	100,000		*	100,000	-	-
Michael Jackson Follmer	2,000		*	2,000	-	-
William L or Kathryn L Hallas	1,000		*	1,000	-	-
Roy L Hill	165,000		*	165,000	-	-
Kastner Family Trust	3,000		*	3,000	-	-
Ryan Kaulback	2,000		*	2,000	-	-
Paul Ray King	4,400		*	4,400	-	-
Taylor Kuehl	800		*	800	-	-
Austin Kuehl	800		*	800	-	-
Louis Laskis Irrevocable Trust	215,000		*	215,000	-	-
Michael A Lechter & Sharon L Lechter Jtten	40,000		*	40,000	-	-
Michael and Sharon Lechter Revocable Trust	40,000		*	40,000	-	-
Emily Friel Lopez	2,000		*	2,000	-	-
Randy Luth	40,000		*	40,000	-	-
Randy E Luth Revocable Trust	175,000		*	175,000	-	-
Sherilyn J. Madden	8,000		*	8,000	-	-
Michael Austin Martin	80,000		*	80,000	-	-
William Murphy	60,000		*	60,000	-	-
Joseph Pennella	20,000		*	20,000	-	-
Louis Piccerillo	30,000		*	30,000	-	-
Phillip and Kristen Risk	11,000		*	11,000	-	-
Philip and Nancy Rosenblatt	40,000		*	40,000	-	-
Frank and Marilyn Santorelli	32,000		*	32,000	-	-
Arthur F Smith and Cheryl D Smith	10,000		*	10,000	-	-
Barry Stowe	2,000		*	2,000	-	-
Brittany Van Horn	4,000		*	4,000	-	-
Douglas F Walton	20,000		*	20,000	-	-
Ralph L Westberg Revocable Trust	25,000		*	25,000	-	-
Michael Wormell	8,000		*	8,000	-	-
Lawrence Wormell	5,000		*	5,000	-	-
Shawn Patrick Zelek	4,000		*	4,000	-	-
Eugene Webb	-		*	-	1,175,000	-
Trending Equities	450,000		*	450,000	-	-
Privateco LLC	50,000		*	50,000	-	-
White Bear Group LLC	250,000		*	250,000	-	-
Total	20,890,411			12,390,411	1,337,830	8,500,000

(1) The shares beneficially owned by Mr. Urvan include 14,000,000 shares issued at the closing of the Merger not subject to pledge restriction and 4,500,000 shares (the “Pledged Securities”) subject to a Pledge and Escrow Agreement entered into in connection with the Merger (the “Pledge Agreement”) in order to secure the fulfilment of Mr. Urvan’s indemnification obligations set forth in the Merger Agreement. Pursuant to the Pledge Agreement, Mr. Urvan agreed to irrevocably pledge and grant the Company a continuing lien and security interest in and to the Pledged Securities. Mr. Urvan retained his voting rights with regard to the Pledged Securities.

* Less than 1%

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PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Seller Shareholders may use any one or more of the following methods when disposing of shares:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the listing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If the Selling Shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions, or commissions from the Seller Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

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The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer or donate the shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, the anti-manipulation rules of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of common stock.

In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Seller Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all expenses of the registration of the shares of Common Stock, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any, and all fees and expenses of their respective legal counsel. We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We may be indemnified by the Selling Shareholders against liabilities, including liabilities under the Securities Act, and state security laws, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of August 18, 2021, there were 113,153,460 shares of our Common Stock issued and outstanding held by approximately 313 holders of record.

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Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions Delaware and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock par value $0.001 per share. As of August 18, 2021, there were 1,400,000 shares of Series A Preferred Stock outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

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Options and Warrants

As of August 18, 2021, there are no outstanding options to purchase our securities.

As of August 18, 2021, we had 2,987,999 warrants outstanding, having a weighted average exercise price of $2.39 per share. Each warrant provides the holder the right to purchase up to one share of our Common Stock at a predetermined exercise price.

Ammo, Inc. 2017 Equity Incentive Plan

As of August 18, 2021, there are 3,309,420 shares of our Common Stock reserved for future issuance under the Ammo, Inc. 2017 Equity Incentive Plan, as amended.

Delaware Anti-takeover Law

We are subject to Section 203 of Delaware Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

●	the board of directors approves the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained that status;

●	when the stockholder became an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock of the corporation at an annual or special meeting of stockholders.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

The existence of Section 203 of Delaware Law would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our Common Stock

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby.

EXPERTS

The consolidated balance sheet as of March 31, 2021 and the related consolidated statements of operations, stockholders’ equity, and cash flows are incorporated into this prospectus and in the registration statement by reference and have been incorporated in reliance on the reports of Pannell Kerr Forster Of Texas, P.C., independent registered public accounting firms, included herein, given on the authority of said firm as experts in accounting and auditing

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The consolidated balance sheet as of March 31, 2020 and the related consolidated statements of operations, stockholders’ equity, and cash flows included in this prospectus and in the registration statement have been so included in reliance on the report ( which contains an explanatory paragraph which describe the conditions that raise substantial doubt about the Company’s ability to continue as a going concern and are contained in Note 2 to the consolidated financial statements), of Marcum LLP, independent registered public accounting firms, included herein given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://ammoinc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on June 29, 2021.

●	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 1, 2021, April 14, 2021, May 6, 2021, May 13, 2021, May 21, 2021, May 27, 2021, June 21, 2021, and July 16, 2021.

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 24, 2020, and any amendment or report filed with the SEC for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ammo, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

(480) 947-0001

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$10,574*
Legal fees and expenses	50,000*
Accounting fees and expenses	20,000*
Total	$80,574*

*	Estimated

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of our company, or who serves or served any other enterprise or organization at the request of our company (an “indemnitee”).

Under Delaware law, to the extent that an indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an indemnitee may be indemnified under Delaware law against both (1) expenses, including attorney’s fees, and (2) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

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If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company except that if the indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company. We may also advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that the Board of Directors of the registrant deems appropriate.

Our articles of incorporation and bylaws provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and/or agents.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchase for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 20, 2021.

Ammo, Inc.

By:	/s/ Fred Wagenhals
Name:	Fred W. Wagenhals
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Fred Wagenhals	Chairman of the Board, and Chief Executive Officer	August 20, 2021
Fred Wagenhals	(Principal Executive Officer), Director

/s/ Robert D. Wiley	Chief Financial Officer	August 20, 2021
Robert D. Wiley	(Principal Financial and Principal Accounting Officer)

*	Director and President	August 20, 2021
Robert J. Goodmanson

*	Director	August 20, 2021
Richard Childress

*	Director	August 20, 2021
Harry S. Markley

*	Director	August 20, 2021
Russell W. Wallace, Jr.

*	Director	August 20, 2021
Jessica M. Lockett

*	Director	August 20, 2021
Steven F. Urvan

*By:	/s/ Robert D. Wiley
Attorney-In-Fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1#

Agreement and Plan of Merger, dated April 30, 2021, by and among Ammo, Inc., SpeedLight Group I, LLC, Gemini Direct Investments, LLC and Steven F. Urvan (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2021)

4.1	Purchase Warrant Issued to Eugene Webb, issued on December 21, 2020 (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 29, 2021)

4.2	Purchase Warrant Issued to Eugene Webb, issued on February 17, 2021 (incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 29, 2021)

4.3	Form of Warrant (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3/A filed with the SEC on February 17, 2021)

5.1*	Opinion of Lucosky Brookman LLP

10.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 29, 2021)

10.2	Consulting Agreement, dated May 1, 2021, between Ammo, Inc. and White Bear Group LLC (incorporated herein by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 29, 2021)

10.3	Services Agreement, dated May 16, 2021, between Ammo, Inc. and Trending Equities Corp. (incorporated herein by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 29, 2021)

23.1*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)

23.2*	Consent of Pannell Kerr Forster of Texas, P.C.

23.3*	Consent of Marcum LLP, independent registered public accounting firm

23.4*	Consent of Warren Averett, LLC

23.5*	Consent of Warren Averett, LLC

24.1

Power of Attorney (included on signature page to this registration statement) (incorporated herein by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 29, 2021)

*Filed herewith

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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